UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2010

Vitran Corporation
(Exact name of registrant as specified in its charter)

ONTARIO	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5
(Address of principal executive offices)	(Zip Code)

416-596-7664
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
8.01	Other Events
9.01	Financial Statement and Exhibits

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 31, 2010, the board of directors of Vitran Corporation Inc. (the "Company") has appointed Jim D. Lutes as a director of the Company. As a result, the Company's current executive officers and directors are as follows:

Name	Position
Richard E. Gaetz	President & CEO, and Director
Richard D. McGraw	Chairman of the Board
Anthony F. Griffiths	Director
John R. Gossling	Director
Georges L. Hebert	Director
William S. Deluce	Director
Jim D. Lutes	Director
Sean P. Washchuk	Vice President Finance and Chief Financial Officer

The Board of Directors has determined that Mr. Lutes is independent under the listing standards of the Nasdaq Stock Market and the standards specified in Canadian National Instrument 52-110 - Audit Committees. Accordingly, the Company's Board now consists of seven directors, all of whom except Mr. Gaetz are independent.

About Jim D. Lutes

Mr. Lutes, Chartered Accountant (CA), Corporate Finance (CF), has had senior experience in both the Canadian and U.S. operating markets. In 2004, he founded J.D. Lutes & Associates Inc., a private strategic and business advisory firm based in New Brunswick.

From 1997 to 2003 Mr. Lutes was President & Chief Operating Officer of CFM Corporation, a CAD$600 million player in the diversified home products manufacturing industry in North America and Asia. CFM Corporation's common shares were traded on the Toronto Stock Exchange until April 2005, when CFM Corporation was acquired by the Ontario Teachers' Pension Plan.

Prior to joining CFM Corporation, Mr. Lutes had a 19-year career at Ernst & Young, primarily as a partner in Ernst & Young's Corporate Finance practice in Ontario.

Mr. Lutes is a Chartered Accountant in Canada (Ontario and Nova Scotia), and has been designated as a Corporate Finance Specialist by the Canadian Institute of Chartered Accountants. Mr. Lutes earned his Bachelor of Commerce degree at Dalhousie University in Halifax, NS in 1978.

The Company's Board of Directors has determined that Mr. Lutes should serve as a director given his broad experience in business in the United States and Canada.

Since January 1, 2009, being the beginning of the Company's last fiscal year, neither Mr. Lutes, nor any associate or affiliate of Mr. Lutes, has had any interest, direct or indirect, in any transaction, or in any proposed transaction, in which the Company was or is to be a participant and in which the amount involved exceeds US$120,000.

Compensation

In accordance with the Company's existing policies respecting compensation of directors, Mr. Lutes will receive an annual retainer of CAD$13,500 plus CAD$900 for each meeting of the Board of Directors that he attends. He will also be entitled to participate in the Company's Deferred Stock Unit (DSU) plan. Under this plan, Mr. Lutes will receive DSUs at the end of every financial quarter valued at CAD$2,500, based on the then market price of the Company's common shares. Generally, DSUs are redeemable when the holder ceases to be a director of the Company, for a cash amount equal to the market price of the Company's common shares on the redemption date.

Item 8.01. Other Events.

On September 1, 2010, the Company issued a press release announcing the appointment of Mr. Lutes as a director.

A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of Vitran Corporation Inc. dated September 1, 2010*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitran Corporation
Date: September 1, 2010	/s/ SEAN P. WASHCHUK Sean P. Washchuk Vice President Finance and Chief Financial Officer